EXHIBIT 99.1

For additional information, contact:

Kelly Blough	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-7110
kblough@sonicwall.com	mmcevoy@sonicwall.com

SonicWALL Reports Third Quarter Fiscal Year 2007 Financial Results

Company Reports Strong Cash Flow and Deferred Revenue Growth

SUNNYVALE, Calif., October 29, 2007 - SonicWALL, Inc. (NASDAQ: SNWL), today reported record performance in the quarter ended September 30, 2007, with revenue of $51.0 million and deferred revenue reaching $91.5 million.  Revenue in the third quarter increased 13% compared to revenue of $45.2 million in the third quarter of 2006 and increased 8% compared to revenue of $47.1 million in the second quarter of 2007.  Revenue from the newly acquired Aventail products was $3.9 million, exceeding management estimates.  The Company shipped 47,000 revenue units in the quarter. Cash flow from operations was $17.1 million.

Net loss for the third quarter of 2007 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $(0.3) million, or $(0.00) per diluted share.  In comparison, GAAP net loss for the third quarter of 2006 was $(2.2) million, or $(0.03) per diluted share.

Non-GAAP net income for the third quarter of 2007 was $3.9 million or $0.06 per diluted share as compared to non-GAAP net income for the third quarter of 2006 of $4.3 million or $0.06 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, in-process research and development expense, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

"Our results demonstrate continued execution on our strategy of offering our customers unified, easy-to-use security products integrated with subscription services,” said Matt Medeiros, CEO of SonicWALL.  “Applied across all of our product lines this strategy responds to the evolving business requirements of our customers and partners, while also growing our deferred revenue and contributing to the predictability of our business.”

Continues Share Repurchase

During the third quarter SonicWALL spent $19.7 million to repurchase 2.3 million shares of its common stock on the open market.

Guidance for Q4 2007

SonicWALL expects fourth quarter 2007 revenue to be in the range of $53 million to $56 million, including approximately $4.5-$5.0 million contributed from the Aventail product line.  The Company expects non-GAAP gross margin to be in the range of 71% to 72% of revenue.

SonicWALL expects earnings per share in the fourth quarter of 2007 to be in the range of $0.06 to $0.07 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $4.6 million, before taxes, in combined amortization of purchased intangibles assets and share-based compensation expense, the Company expects earnings per share to be in the range of $0.01 to $0.02.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.3 million for the fourth quarter of 2007.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss third quarter 2007 results will take place today, October 29, 2007 at 2:30 p.m. PT (5:30 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone through November 29, 2007 at (800) 642-1687 (domestic) or (706) 645-9291 (international).  Conference ID number is 20178130.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the fourth quarter of 2007; our expected revenue for the Aventail product line for the fourth quarter of 2007;  GAAP and non-GAAP earnings per share for the fourth quarter of 2007; non-GAAP gross margin for the fourth quarter of 2007; our estimate of share-based compensation expense for the fourth quarter 2007 associated with the expensing of stock options in accordance with FAS123R; the strength of SonicWALL’s business strategy; and the predictability of future business.  These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Product	$25,389	$24,087	$71,641	$67,880
License and service	25,597	21,103	71,544	60,947
Total revenue	50,986	45,190	143,185	128,827
Cost of revenue:
Product	10,148	10,210	28,713	28,677
License and service	4,167	3,228	11,150	9,030
Amortization of purchased technology	698	1,501	1,516	4,424
Total cost of revenue	15,013	14,939	41,379	42,131
Gross profit	35,973	30,251	101,806	86,696
Operating expenses:
Research and development	10,838	8,391	28,930	25,480
Sales and marketing	20,023	17,782	54,547	54,467
General and administrative	5,808	5,418	15,842	15,207
Amortization of purchased intangible assets	302	767	413	2,302
Restructuring charges	-	-	-	1,409
In-process research and development	1,930	-	1,930	1,580
Total operating expenses	38,901	32,358	101,662	100,445
Income (loss) from operations	(2,928)	(2,107)	144	(13,749)
Interest income and other expense, net	2,974	2,621	8,845	6,931
Income (loss) before income taxes	46	514	8,989	(6,818)
Provision for income taxes	(342)	(2,756)	(3,373)	(4,377)
Net income (loss)	$(296)	$(2,242)	$5,616	$(11,195)
Net income (loss) per share:
Basic	$(0.00)	$(0.03)	$0.09	$(0.17)
Diluted	$(0.00)	$(0.03)	$0.08	$(0.17)
Shares used in computing net income (loss) per share:
Basic	64,458	65,329	64,853	64,873
Diluted	64,458	65,329	67,424	64,873

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation, and In-Process Research and Development
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Product	$25,389	$24,087	$71,641	$67,880
License and service	25,597	21,103	71,544	60,947
Total revenue	50,986	45,190	143,185	128,827
Cost of revenue:
Product	10,052	10,066	28,429	28,342
License and service	4,127	3,186	11,040	8,927
Total cost of revenue	14,179	13,252	39,469	37,269
Gross profit	36,807	31,938	103,716	91,558
Operating expenses:
Research and development	9,764	7,099	25,339	22,014
Sales and marketing	18,942	16,452	50,855	50,856
General and administrative	4,837	4,124	12,701	12,104
Total operating expenses	33,543	27,675	88,895	84,974
Income from operations	3,264	4,263	14,821	6,584
Interest income and other expense, net	2,974	2,621	8,845	6,931
Income before income taxes	6,238	6,884	23,666	13,515
Provision for income taxes	(2,308)	(2,547)	(8,756)	(5,001)
Non-GAAP net income	$3,930	$4,337	$14,910	$8,514
Non-GAAP net income per share:
Basic	$0.06	$0.07	$0.23	$0.13
Diluted	$0.06	$0.06	$0.22	$0.13
Shares used in computing net income per share:
Basic	64,458	65,329	64,853	64,873
Diluted	67,213	68,590	67,424	67,623

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Non-GAAP net income	$3,930	$4,337	$14,910	$8,514

Share-based compensation expense	(3,262)	(4,102)	(10,818)	(10,618)
Amortization of purchased intangible assets	(1,000)	(2,268)	(1,929)	(6,726)
Restructuring charges	-	-	-	(1,409)
In-process research and development	(1,930)	-	(1,930)	(1,580)
Tax effect of adjustments	1,966	(209)	5,383	624
Net effect of pro forma adjustments	(4,226)	(6,579)	(9,294)	(19,709)

Net income (loss)	$(296)	$(2,242)	$5,616	$(11,195)

Diluted Non-GAAP net income per share	$0.06	$0.06	$0.22	$0.13
Diluted net income (loss) per share	$(0.00)	$(0.03)	$0.08	$(0.17)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006 (1)
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$31,044	$25,927
Short-term investments	198,055	209,251
Accounts receivable, net	22,507	23,205
Inventories	5,128	5,210
Prepaid expenses and other current assets	13,487	10,888
Total current assets	270,221	274,481

Property and equipment, net	7,816	4,085
Goodwill	145,853	130,399
Purchased intangibles and other assets, net	20,407	7,326
Total assets	$444,297	$416,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,895	$6,677
Accrued payroll and related benefits	17,352	13,593
Other accrued liabilities	11,317	9,900
Deferred revenue	80,611	61,622
Income taxes payable	2,638	162
Total current liabilities	121,813	91,954

Deferred revenue, non-current	10,873	6,269
Total liabilities	132,686	98,223

Shareholders' Equity:
Common Stock, no par value	446,804	453,409
Accumulated other comprehensive loss, net	(1,322)	(1,197)
Accumulated deficit	(133,871)	(134,144)
Total shareholders' equity	311,611	318,068
Total liabilities and shareholders' equity	$444,297	$416,291

(1) December 31, 2006 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net cash provided by operating activities	$17,064	$12,351	$46,509	$29,366
Cash flows from investing activities:
Purchase of property and equipment	(1,736)	(464)	(5,000)	(2,386)
Cash paid for acquisitions, net of cash acquired	(25,269)	6	(25,269)	(34,132)
Change in restricted cash in escrow	(323)	-	49	-
Maturity and sale of short-term investments, net of purchases	1,070	(38,255)	11,071	(6,539)
Net cash provided by (used in) investing activities	(26,258)	(38,713)	(19,149)	(43,057)
Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	3,049	8,760	7,184	14,343
Repurchase of common stock	(19,715)	-	(29,427)	(9,117)
Net cash provided by (used in) financing activities	(16,666)	8,760	(22,243)	5,226
Net increase in cash and cash equivalents	(25,860)	(17,602)	5,117	(8,465)
Cash and cash equivalents at beginning of period	56,904	51,730	25,927	42,593
Cash and cash equivalents at end of period	$31,044	$34,128	$31,044	$34,128